ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.380)

Filed in the office of	Document Number
[signature]	20090828865-98
Ross Miller	Filing Date and Time
Secretary of State	12/01/2009 10:40 AM
State of Nevada	Entity Number
	C1930-2003

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

HS3 TECHNOLOGIES, INC. (C1930-2003)

2. The articles have been amended as follows (provide article numbers, if available):

Article 3: Stock: Current:
Common 50,000,000.00 at $.001
Preferred 2,500,000.00 at $.001

Article 3: Stock: Change to:
Common 200,000,000.00 at $.001
Preferred 2,500,000.00 at $.001

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☑ (check one box only)

4. Effective date of filing (optional): 11/30/09

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

X [signature] Signature

X [signature] Signature

* If more than two signatures, attach an 8 1/2x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.